Exhibit 99.1

Cephalon Completes Acquisition of Ception Therapeutics

Acquisition Adds Biologics Asset for Advancement to Phase Three Development

Frazer, PA — April 5, 2010 — Cephalon, Inc. (Nasdaq: CEPH) announced today that it has completed its previously announced acquisition of biotechnology company Ception Therapeutics, Inc. and that Ception is now a wholly-owned subsidiary of Cephalon.

Cephalon Chairman and CEO Frank Baldino Jr., Ph.D., said “We are fortunate to have the opportunity to advance CINQUIL™ (reslizumab) into Phase III studies for patients with eosinophilic asthma.  CINQUIL, in addition to our other biologics, peptides and small molecule compounds, provides Cephalon with a robust pipeline of opportunities to bring new therapies to patients over the next several years.”

Cephalon has six biologics in its pipeline focused on both inflammatory diseases and cancer.  To view the full pipeline, please visit our website at http://www.cephalon.com/our-science/pipeline.shtml

About Cephalon, Inc.

Cephalon is an international biopharmaceutical company dedicated to discovering, developing and bringing to market medications for difficult to treat and rare conditions.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients around the world in several therapeutic areas.  Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 3,000 people worldwide.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries.

The company’s proprietary products in the United States include: NUVIGIL® (armodafinil) Tablets [C-IV], TREANDA® (bendamustine hydrochloride) for Injection, AMRIX®  (cyclobenzaprine hydrochloride extended-release capsules), FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products, including CINQUIL; characterization of its pipeline; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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Source:  Cephalon, Inc.

Contacts:

Media:	Investor Relations:
Sheryl Williams	Chip Merritt
610-738-6493 (office)	610-738-6376 (office)
610-457-5257 (cell)	cmerritt@cephalon.com
swilliam@cephalon.com